UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2010
BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Saw Mill Road Danbury, Connecticut	06810

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 796-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 20, 2010, Biodel Inc. (“Biodel”) was informed by Albany Molecular Research, Inc. (“AMRI”) that AMRI had received a warning letter, dated August 17, 2010, from the U.S. Food and Drug Administration (the “FDA”) in connection with the FDA’s inspection of AMRI’s pharmaceutical manufacturing facility located in Burlington, Massachusetts. AMRI acquired the facility as part of its June 2010 acquisition of Hyaluron, Inc. Hyaluron is one of the two contract manufacturers that produced vials of the finished product included in Biodel’s new drug application (the “NDA”) for VIAject®. Biodel expects that, consistent with FDA practice, a copy of the FDA’s warning letter will be posted on the FDA’s website within one to two weeks.
     AMRI informed Biodel that the FDA inspection that resulted in the warning letter was unrelated to the review of Biodel’s NDA for VIAject®, but rather was related to the review of another sponsor’s product candidate. According to AMRI, until the violations are corrected, AMRI’s Burlington facility may be subject to additional regulatory action by the FDA, possibly including the withholding of approval of new drug applications.
     Biodel has previously disclosed that it does not intend to commercially launch VIAject® until a disposable pen version of the product is approved and that it intends to submit this pen to the FDA for review in early 2011. Biodel has also previously disclosed that it is working with Wockhardt Ltd., its second contract manufacturer producing finished VIAject® product, to develop the disposable pen for use with VIAject® and that it intends to conduct the majority of its future VIAject® manufacturing with Wockhardt. As such, even if the issues raised by the FDA’s warning letter related to the AMRI facility result in a delay in the approval of the VIAject® NDA, Biodel does not believe that the letter will have any long-term impact on its commercialization plans for VIAject®.
     Safe-Harbor Statement
     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to secure FDA approval for VIAject® and our other product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdelTM technology, particularly VIAject®; the progress or success of our research, development and clinical programs and the initiation and completion of our clinical trials; the FDA’s findings regarding data anomalies observed in India in our Phase 3 clinical trial of VIAject® for patients with type 1 diabetes; the possibility that patients taking VIAject® may experience more injection site discomfort than they experience with competing products; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent quarterly report on Form 10-Q for the quarter ended June 30, 2010. Biodel disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.
Date: August 24, 2010	By:	/s/ Gerard Michel
Gerard Michel
Chief Financial Officer